Exhibit 99.1

Mead Johnson Reports 17 Percent Sales Growth in 2011 and Delivers Non-GAAP EPS Growth of 15 Percent;
Provides Initial 2012 Guidance

GLENVIEW, Ill.--(BUSINESS WIRE)--January 26, 2012--Mead Johnson Nutrition Company (NYSE: MJN) announced today its financial results for the fourth quarter and year ended Dec. 31, 2011.

  Net sales for 2011 were up 17 percent to $3,677.0 million from $3,141.6 million in 2010. Asia/Latin America grew 26 percent and North America/Europe grew 3 percent. Excluding the favorable impact of foreign exchange, sales increased 14 percent.
  GAAP net earnings of $2.47 per diluted share for 2011 increased from $2.20 per diluted share in 2010.
  Non-GAAP(1) net earnings of $2.79 per diluted share for 2011 were up 15 percent from $2.42 per diluted share a year earlier.
  Net sales for the fourth quarter of 2011 were up 13 percent, driven by continued strong performance in Asia/Latin America. The Asia/Latin America segment grew 17 percent and North America/Europe grew 6 percent. Excluding the unfavorable impact of a strengthening U.S. dollar, sales increased 14 percent.
  GAAP net earnings totaled $0.42 per diluted share for the fourth quarter, compared with $0.48 per diluted share a year ago, reflecting higher sales which were more than offset by the impact of increased demand-generation investments, higher commodity costs and the timing of pension settlement expenses and tax accruals.
  Non-GAAP net earnings totaled $0.52 per diluted share for the fourth quarter of 2011, compared to $0.57 in 2010.
  The company provided initial full-year 2012 non-GAAP EPS guidance of $3.00 to $3.10. Including specified items estimated at $0.09 per share, GAAP EPS guidance is $2.91 to $3.01.

  (1)See “Non-GAAP Financial Measures” and the reconciliation of GAAP and non-GAAP results included in this release.

“We delivered $0.52 in non-GAAP earnings in the fourth quarter of 2011, largely in line with our earlier expectations,” said Chief Executive Officer Stephen W. Golsby. “On a full year basis, sales grew at a record rate of 17 percent with non-GAAP EPS up 15 percent. We achieved exceptional double-digit sales growth in Asia/Latin America. The North America/Europe segment grew in the low single-digits even as births continued to decline in these developed markets. We continued to increase investments in demand-generation activities to support our profitable growth. In addition, we achieved a record level of productivity, which helped reduce the impact of higher commodity costs. In 2011, we completed our SAP installation and shared service transition on time and for the first time in our history have a common global, and fully independent, IT platform. Our exceptional financial performance continues to reflect our strong global growth strategy, and we expect that 2012 will be another successful year for Mead Johnson.”

Fourth Quarter Results

Net sales for the fourth quarter of 2011 totaled $911.3 million, up 13 percent from $803.7 million a year ago. Sales benefited 11 percent from volume, 3 percent from price, offset by a 1 percent reduction from foreign exchange. Earnings before interest and income taxes (EBIT) for the fourth quarter totaled $146.1 million, largely flat compared to $146.6 million a year earlier. EBIT remained constant versus prior year primarily due to higher sales offset by increased demand-generation investments, higher commodity and manufacturing costs, and the timing for recognizing pension settlement expense and tax accruals.

Net earnings attributable to shareholders totaled $85.6 million, or $0.42 per diluted share, compared with $99.6 million, or $0.48 per diluted share for the prior-year quarter.

The effective tax rate (ETR) for the quarter was 32.5 percent versus 24.6 percent a year ago. The increase in the effective tax rate was primarily attributable to changes in geographic earnings mix and year-end accruals to bring the full-year ETR to 28.1 percent in 2011 versus 27.8 percent in 2010.

On a non-GAAP basis, which excludes specified items, net earnings attributable to shareholders totaled $106.5 million, or $0.52 per diluted share, for the fourth quarter of 2011, compared with $116.5 million, or $0.57 per diluted share, for the same quarter a year ago.

Fourth Quarter Segment Results

The Asia/Latin America segment had net sales of $598.6 million for the fourth quarter of 2011, up 17 percent from $509.7 million in 2010. Sales benefited 14 percent from volume, 4 percent from price, partially offset by a 1 percent reduction from foreign exchange. China/Hong Kong led the strong segment sales performance, resulting from both market growth and market share gains. EBIT totaled $177.9 million, up 15 percent compared with $154.1 million for the year-ago quarter. The increase in EBIT was due to strong sales, partially offset by higher advertising and promotion and sales force investments, along with new outsourced service costs.

The North America/Europe segment reported net sales of $312.7 million for the fourth quarter of 2011, up 6 percent from $294.0 million in 2010. Sales benefited 4 percent from volume, 3 percent from price, offset by a 1 percent reduction from foreign exchange. Volume increased from product innovation in Canada, growth of sales for a non-core product and a favorable comparison in Europe due to lower 2010 sales resulting from an anticipated change in the company’s distribution model. U.S. volume was lower than the fourth quarter of 2010 when a competitor faced a product recall. EBIT totaled $65.9 million, compared with $85.0 million in the fourth quarter a year ago. The decrease was the result of higher commodity costs and new outsourced service costs.

Corporate and Other expense increased primarily due to higher centralized marketing and R&D expense, and pension settlement costs incurred in the fourth quarter of 2011 partially offset by lower unallocated shared service overlap costs. Similar pension settlement expenses had been realized in the third quarter of 2010.

Full-Year 2011 Results

For the year ended Dec. 31, 2011, net sales totaled $3,677.0 million, up 17 percent from $3,141.6 million for 2010. Sales benefited 11 percent from volume, 3 percent from price and 3 percent from foreign exchange. EBIT increased to $774.1 million, up from $682.9 million a year earlier. Net earnings attributable to shareholders for 2011 totaled $508.5 million, up 12 percent from $452.7 million in 2010. The year benefited from strong sales growth in the Asia/Latin America segment, led by China/Hong Kong with over 40 percent growth and Latin America with mid-teen growth. Pricing and productivity partially offset greater demand-generation investments, commodity cost increases and higher performance-based compensation expense. Results include $93.9 million and $71.4 million of specified items for 2011 and 2010 respectively, primarily for IT separation costs. Earnings per diluted share for 2011 were $2.47 compared with $2.20 in 2010.

On a non-GAAP basis, which excludes the above-mentioned specified items, net earnings attributable to shareholders totaled $573.1 million, or $2.79 per diluted share, in 2011, compared with $498.2 million, or $2.42 per diluted share, in 2010.

Outlook for 2012

“We look forward to further success in 2012 and to a year of solid sales and earnings growth,” Mr. Golsby said. “We are initiating 2012 non-GAAP EPS guidance in the range of $3.00 to $3.10, up from $2.79 per share in 2011.”

Key assumptions underlying non-GAAP guidance include a net sales increase of 7 percent to 9 percent, excluding the effect of foreign exchange; higher raw material and packaging costs, offset by pricing and continued productivity gains; lower General and Administrative expenses with some savings reinvested to increase investments in demand-generation activities; and an effective tax rate between 27.5 percent and 28.5 percent.

Conference Call Scheduled

Mead Johnson will host a conference call at 8:30 a.m. CST today, during which company executives will review fourth quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at meadjohnson.com. To listen to the call, visit the website at least 15 minutes before the call and click on the “Investors” tab. Security analysts and investors wishing to participate by telephone should call (866) 202-4683, pass code: Mead Johnson. Callers outside of North America should call +1-617-213-8846 to be connected. A replay of the conference call will be available through midnight CST Thursday, February 2, 2012, by calling (888) 286-8010 or outside of North America +1-617-801-6888, pass code: 15241623. The replay will also be available at meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity costs; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (6) inventory reductions by customers; (7) the adverse effect of changes in foreign currency exchange rates; (8) the effect of changes in economic, political and social conditions in the markets where we operate; (9) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; (10) the possibility of changes in the Women, Infant and Children (WIC) program, or increases in levels of participation in WIC; and (11) the ability to develop and market new, innovative products. For additional information on these and other factors, see the risk factors identified in the company’s periodic reports, including the annual report on Form 10-K for 2010, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with, or furnished to, the Securities and Exchange Commission, available upon request or at meadjohnson.com. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in over 50 markets worldwide. The company’s mission is to nourish the world’s children for the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to meadjohnson.com.

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
NET SALES	$911.3	$803.7	$3,677.0	$3,141.6
COST OF PRODUCTS SOLD	354.9	302.8	1,362.3	1,149.6

GROSS PROFIT	556.4	500.9	2,314.7	1,992.0

EXPENSES:
SELLING, GENERAL AND ADMINISTRATIVE	237.3	218.5	926.8	762.7
ADVERTISING AND PROMOTION	128.7	112.0	501.7	438.7
RESEARCH AND DEVELOPMENT	28.1	20.2	92.5	78.5
OTHER EXPENSES/(INCOME)—NET	16.2	3.6	19.6	29.2

EARNINGS BEFORE INTEREST AND INCOME TAXES	146.1	146.6	774.1	682.9

INTEREST EXPENSE—NET	13.8	12.9	52.2	48.6

EARNINGS BEFORE INCOME TAXES	132.3	133.7	721.9	634.3
PROVISION FOR INCOME TAXES	43.0	32.9	202.9	176.1

NET EARNINGS	89.3	100.8	519.0	458.2
Less Net Earnings attributable to noncontrolling interests	3.7	1.2	10.5	5.5

NET EARNINGS ATTRIBUTABLE TO SHAREHOLDERS	$85.6	$99.6	$508.5	$452.7

Earnings per Share – Basic
Net Earnings attributable to shareholders	$0.42	$0.49	$2.48	$2.20

Earnings per Share – Diluted
Net Earnings attributable to shareholders	$0.42	$0.48	$2.47	$2.20

Weighted Average Shares	203.8	204.7	204.3	204.7

Dividends declared per Share	$0.26	$0.225	$1.04	$0.90

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010
(Dollars and shares in millions, except per share data)
(UNAUDITED)

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$840.3	$595.6
Receivables—net of allowances of $6.3 and $8.3, respectively	352.6	352.0
Inventories (1)	534.9	356.7
Deferred Income Taxes—net of valuation allowance	118.5	97.9
Income Taxes Receivable	3.3	15.6
Prepaid Expenses and Other Assets	40.1	31.2
Total Current Assets	1,889.7	1,449.0
Property, Plant, and Equipment—net	576.1	550.5
Goodwill	117.5	117.5
Other Intangible Assets—net	91.6	80.3
Deferred Income Taxes—net of valuation allowance	16.5	13.4
Other Assets	75.4	82.4
TOTAL	$2,766.8	$2,293.1

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Short-Term Borrowings	$-	$1.2
Accounts Payable (1)	488.1	365.8
Dividends Payable	53.3	46.3
Accrued Expenses	229.0	208.7
Accrued Rebates and Returns	300.1	278.9
Deferred Income—current	47.0	37.0
Income Taxes—payable and deferred	82.6	38.2
Total Current Liabilities	1,200.1	976.1
Long-Term Debt	1,531.9	1,532.5
Deferred Income Taxes—noncurrent	5.2	42.6
Pension, Post Retirement and Post Employment Liabilities (2)	157.2	71.7
Other Liabilities	40.4	28.5
Total Liabilities	2,934.8	2,651.4
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT)
Shareholders’ Equity
Common Stock, $0.01 par value: 4,200 authorized, 205.1 and 204.8 issued, respectively	2.1	2.0
Additional Paid-in (Distributed) Capital	(728.4)	(775.6)
Retained Earnings	770.0	474.0
Treasury Stock—at cost	(89.7)	(3.2)
Accumulated Other Comprehensive Income (Loss)	(133.1)	(64.6)
Total Shareholders’ Equity (Deficit)	(179.1)	(367.4)
Noncontrolling Interests	11.1	9.1
Total Equity (Deficit)	(168.0)	(358.3)
TOTAL	$2,766.8	$2,293.1

(1)For the year ended December 31, 2011, inventories and related payables included $77 million due to a higher level of advanced purchases for select dairy inputs.
(2)Pension-related liabilities grew by $85.5 million, largely due to a lower discount rate at year-end 2011 versus 2010, along with modified actuarial assumptions.

MEAD JOHNSON NUTRITION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2011 AND 2010
(Dollars in millions)
(UNAUDITED)

	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$519.0	$458.2
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	75.3	64.7
Stock-Based Compensation Expense	39.9	19.7
Deferred Income Tax	(33.3)	19.2
Exchange Loss from Devaluation	—	8.5
Other	2.3	6.9
Change in Assets and Liabilities:
Receivables	(7.9)	(34.8)
Inventories	(183.3)	(40.4)
Accounts Payable	114.7	78.6
Accrued Expenses, Rebates and Returns	50.0	21.2
Income Taxes Payable	53.2	(69.5)
Other Assets and Liabilities	12.6	37.4
Pension and Other Post Retirement Benefits Contributions	(9.7)	(55.5)
Net Cash Provided by Operating Activities	632.8	514.2
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for Capital Expenditures	(109.5)	(172.4)
Proceeds from Sale of Property, Plant and Equipment	1.6	3.3
Investment in Other Companies	(4.7)	(5.5)
Net Cash Used in Investing Activities	(112.6)	(174.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-term Borrowings	72.0	134.7
Repayments of Short-term Borrowings	(73.2)	(253.5)
Payment for Capital Lease Termination	—	(47.0)
Payments of Dividends	(205.7)	(179.6)
Proceeds from Stock Option Exercises	4.5	2.1
Purchases of Treasury Stock	(87.7)	(2.0)
Proceeds from Termination of Interest Rate Swaps	23.5	15.6
Promissory Note from BMS	—	30.0
Distributions to Noncontrolling Interests	(8.6)	(6.7)
Net Cash Used in Financing Activities	(275.2)	(306.4)
Effects of Changes in Exchange Rates on Cash and Cash Equivalents	(0.3)	1.3
NET INCREASE IN CASH AND CASH EQUIVALENTS	244.7	34.5
CASH AND CASH EQUIVALENTS:
Beginning of Year	595.6	561.1
End of Year	$840.3	$595.6

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)
				% Change Due to
	Three Months Ended December 31,					Foreign
	2011	2010	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$598.6	$509.7	17%	14%	4%	-1%
North America/Europe	312.7	294.0	6%	4%	3%	-1%
Total	$911.3	$803.7	13%	11%	3%	-1%

Earnings Before Interest and Income Taxes
Asia/Latin America	$177.9	$154.1	15%
North America/Europe	65.9	85.0	-22%
Corporate and Other	(97.7)	(92.5)	6%
Total	$146.1	$146.6	0%

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)
				% Change Due to
	Twelve Months Ended December 31,					Foreign
	2011	2010	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$2,423.2	$1,927.1	26%	17%	5%	4%
North America/Europe	1,253.8	1,214.5	3%	2%	1%	0%
Total	$3,677.0	$3,141.6	17%	11%	3%	3%

Earnings Before Interest and Income Taxes
Asia/Latin America	$802.9	$646.1	24%
North America/Europe	317.1	357.7	-11%
Corporate and Other	(345.9)	(320.9)	8%
Total	$774.1	$682.9	13%

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including non-GAAP EBIT, earnings and earnings per share information. The items included in GAAP measures, but excluded for the purpose of determining non-GAAP EBIT, earnings and earnings per share, are IT separation and other costs (Specified Items). In addition, other items include the tax impact on Specified Items. Non-GAAP EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile GAAP to non-GAAP disclosure follow:

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 and 2010
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest		Net Earnings Attributable		Earnings per Common
	and Income Taxes		to Shareholders		Share - Diluted
	2011	2010	2011	2010	2011	2010
GAAP results	$146.1	$146.6	$85.6	$99.6	$0.42	$0.48
Specified Items:(1)
IT and other separation costs(2)	13.5	23.2
Severance and other costs(2,3)	11.4	0.3
Legal, settlements and related costs(2,3)	3.2	4.6
Specified Items before income taxes	28.1	28.1	28.1	28.1	0.14	0.14
Income tax impact on items above			(7.2)	(10.3)	(0.04)	(0.05)
Write-off of deferred tax asset related to BMS stock options				(0.9)
Non-GAAP results	$174.2	$174.7	$106.5	$116.5	0.52	$0.57

(1)All Specified Items are included in the Corporate and Other segment
(2)Included in Selling, General and Administrative expenses
(3)Included in Other Expenses/(Income)-net

MEAD JOHNSON NUTRITION COMPANY
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011 and 2010
(Dollars in millions, except per share data)
(UNAUDITED)

	Earnings Before Interest		Net Earnings Attributable		Earnings per Common
	and Income Taxes		to Shareholders		Share - Diluted
	2011	2010	2011	2010	2011	2010
GAAP results	$774.1	$682.9	$508.5	$452.7	$2.47	$2.20
Specified Items:(1)
IT and other separation costs(2)	74.7	57.1
Severance and other costs(2,3)	11.6	5.1
Legal, settlements and related costs(2,3)	7.6	9.2
Specified Items before income taxes	93.9	71.4	93.9	71.4	0.46	0.35
Income tax impact on items above			(29.3)	(25.0)	(0.14)	(0.14)
Write-off of deferred tax asset related to BMS stock options				(0.9)		0.01
Non-GAAP results	$868.0	$754.3	$573.1	$498.2	$2.79	$2.42

(1)All Specified Items are included in the Corporate and Other segment
(2)Included in Selling, General and Administrative expenses
(3)Included in Other Expenses/(Income)-net

CONTACT:
Mead Johnson Nutrition Company
Investors:
Kathy MacDonald, (847) 832-2182
kathy.macdonald@mjn.com
or
Media:
Christopher Perille, (847) 832-2178
chris.perille@mjn.com